UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2012

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On July 20, 2012, HMN Financial, Inc. (the “Company”) issued a press release (the ”Press Release”) that included financial information for its quarter and six months ended June 30, 2012. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference into this Item 2.02. The information included in the Press Release is to be considered furnished under the Securities Exchange Act of 1934, as amended.

Subsequent to the publication of the Press Release and in connection with preparation of its financial statements for the quarter ended June 30, 2012, the Company determined that an outstanding commercial real estate development loan in the amount of $5.7 million treated as accruing at the time of the Press Release should be classified as non-accruing, and accordingly, a non-performing loan and asset, as of June 30, 2012.  As a result of this correction, non-performing loans and assets increased $5.7 million at June 30, 2012 from the amount previously reported, and non-performing assets decreased from the end of the prior period by $2.8 million and $6.8 million, or 6.0% and 13.4%, respectively, during the three- and six-month periods ended June 30, 2012.  This loan is the largest remaining non-performing loan and is secured by a commercial development located in the Bank’s primary market area.

Set forth below is information as originally reported in the Press Release and as corrected to reflect this change. The change only affects information relating to non-performing loans and assets and does not affect any financial information included in the Company’s consolidated balance sheet as of June 30, 2012 or its consolidated income statement for the three- or six-month periods ended June 30, 2012, as previously reported in the Press Release, or any previously issued financial statements. A complete copy of the corrected Press Release is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference into this Item 2.02.

Second Quarter Results -Provision for Loan Losses

The following table summarizes the amounts and categories of non-performing assets in the Bank’s portfolio at the end of the second quarter:

(Dollars in thousands)	As previously reported		As corrected
Non-Performing Loans:
One-to-four family real estate	$4,409	$
Commercial real estate	16,611		22,322
Consumer	367
Commercial business	3,993
Total	25,380		31,091

Foreclosed and Repossessed Assets:
One-to-four family real estate	145
Commercial real estate	12,587
Total non-performing assets	$38,112		$43,823
Total as a percentage of total assets	5.69%		6.54%
Total non-performing loans	$25,380		$31,091
Total as a percentage of total loans receivable, net	5.12%		6.27%
Allowance for loan loss to non-performing loans	80.85%		66.00%

The non-performing loan activity for the second quarter was as follows:

(dollars in thousands)
Non performing loans	As previously reported	As corrected
March 31, 2012	$33,014
Classified as non-performing	1,767	$7,478
Charge offs	(3,949)
Principal payments received	(5,268)
Classified as accruing	(74)
Transferred to real estate owned	(110)
June 30, 2012	$25,380	$31,091

(dollars in thousands) Property Type	#	Principal Amount of Loans June 30, 2012 As previously reported	#	Principal Amount of Loans As corrected
Developments/land	12	$14,919	13	$20,630
Shopping centers/retail	2	406
Restaurants/bar	1	581
Office buildings	2	184
Other buildings	2	521
	19	$16,611	20	$22,322

Six Month Results-Provision for Loan Losses

The non-performing loan activity for the six month period ended June 30, 2012 was as follows:

(dollars in thousands)
Non performing loans	As previously reported	As corrected
December 31, 2011	$33,993
Classified as non-performing	5,646	$11,357
Charge offs	(6,852)
Principal payments received	(6,403)
Classified as accruing	(416)
Transferred to real estate owned	(588)
June 30, 2012	$25,380	$31,091

Selected Consolidated Financial Information

The asset quality information as of June 30, 2012 was as follows:

(dollars in thousands)	As previously reported	As corrected
Total non-performing assets	$38,112	$43,823
Non-performing assets to total assets	5.69%	6.54%
Non-performing loans to total loans receivable, net	5.12%	6.27%
Allowance for loan losses to non-performing loans	80.85%	66.00%

Item 8.01	Other Events

On July 20, 2012, the Company issued the Press Release that included financial information for its quarter and six months ended June 30, 2012. As disclosed in Item 2.02 of this Form 8-K, the Company has corrected certain of such financial information.  The information set forth in Item 2.02 is hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 20, 2012
99.2	Corrected Press Release dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date:	July 26, 2012	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 20, 2012
Exhibit 99.2	Corrected Press Release dated July 20, 2012